SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): August 21, 2003

Bay Banks of Virginia, Inc.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	0-22955 (Commission File Number)	54-1838100 (I.R.S. Employer Identification No.)

100 South Main Street

Post Office Box 1869

Kilmarnock, Virginia 22482

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 435-1171

Item 5. Bay Banks of Virginia declares Second Quarter Dividend

Bay Banks declared a 14 cent per share dividend and will be paid on September 26, 2003 to stockholders of record September 12, 2003. This dividend will be paid on 2,316,389 shares for a total of $324,294.46, bringing total dividends paid to date for 2003 to $970,611.58.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

None

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY BANKS OF VIRGINIA, INCORPORATED

By:	/s/ AUSTIN L. ROBERTS

Austin L. Roberts
President and Chief Executive Officer

August 22, 2003

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